UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

VIABUILT VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-188753	84-3218236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2475 N. John Young Parkway Orlando, FL	32804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-552-7897

With a copy to:

Peter Berkman, Esq.

18865 State Road 54, #110

Lutz, FL 33558

Phone: (813) 801-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

VIABUILT VENTURES, INC.

July 27, 2020

TABLE OF CONTENTS

		Page
Item 2.01.	Completion of Acquisition or Disposition of Assets	3
Item 5.01.	Change of Control of Registrant	3
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 20, 2020, we completed a share exchange transaction pursuant to the terms of a Share Exchange Agreement, dated as of June 30, 2020. Under the Share Exchange Agreement, we exchanged 100 Shares of our subsidiary Firetainment, Inc. (representing 100% of the issued and outstanding Common Stock of Firetainment, Inc.) with William Shawn Clark, the former President of the Company, in exchange for 4,126,948 Shares of Common Stock of the Company owned by Mr. Clark. These Shares of Common Stock have been returned to the authorized capital of the Company.

Item 5.01. Change in Control of Registrant.

The information set forth above in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a Special Meeting of the Board of the Registrant duly called and held on July 24, 2020, William Shawn Clark resigned as an Officer Director of the Company, Thomas Wenz resigned as an Officer and Director of the Company, and Rene Lauritsen was elected as a Director of the Company and appointed as President of the Company.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated June 30, 2020, between Viabuilt Ventures, Inc. and William Shawn Clark.

17.1	Resignation of William Shawn Clark as Officer and Director

17.2	Resignation of Thomas Wenz as Officer and Director

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Table of Contentes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIABUILT VENTURES, INC.

Date: July 27, 2020	By:	/s/ Rene Lauritsen
RENE LAURITSEN
President and Director

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